UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 28, 2017, Tandem Diabetes Care, Inc. (the “Company”) closed the previously announced underwritten public offering of its common stock. In the offering, the Company sold an aggregate of 18,500,000 shares of its common stock at a public offering price of $1.25 per share. The gross proceeds to the Company from the offering were $23.1 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

Piper Jaffray & Co. acted as the sole book‐running manager for the offering. Oppenheimer & Co. Inc. and Wedbush Securities Inc. acted as co‐managers.

The offer and sale of the shares was made by the Company pursuant to a registration statement on Form S-1, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2017, and declared effective by the SEC on March 22, 2017.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
Executive Vice President, General Counsel and Secretary

Date:  March 28, 2017